Exhibit 3(b)

                                     BY-LAWS

                                       Of

                          INDIAN RIVER BANKING COMPANY

                                    Article I

                            Meetings of Shareholders

     Section 1.1 Annual Meeting. The regular annual meeting of shareholders for the election of directors and for the transaction of whatever other business may properly come before the meeting, shall be held at such place within or without the State of Florida and at such time and on such date as the Board of Directors may designate from time to time. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books addressed to each shareholder at his address appearing on the books of the Company.

     Section 1.2 Special Meetings. Except as otherwise specifically provided by law, special meetings of the shareholders may be called for any purpose at any time by the Chairman of the Board of Directors, by the Board of Directors or by the Secretary of the Board of Directors at the request of anyone or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Company. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the Company a notice stating the time, place and purpose of the meeting, unless the shareholders by unanimous consent waive such notice.

     Section 1.3 Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors, a committee of the Board of Directors appointed by the Board of Directors to act as a nominating committee or by the holder of any share of any outstanding class of capital stock of the Company entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing Board of Directors of the Company, shall be made in writing and shall be delivered or mailed to the President of the Company at the Company's principal business address, not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors. Such notification shall contain the following information to the extent known to the notifying party: (a) the name and address of the residence of each proposed nominee and the length of time the proposed nominee has lived at the residence; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capita1 stock of the Company that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Company owned by the notifying party. Nominations not made in accordance herewith may in his/her discretion, be disregarded by the Chairman of the meeting, and upon his/her instructions, all votes cast for such nominee may be disregarded.

     Section 1.4 Judges of Election. Every election of directors shall be managed by one or more judges of election, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve and, after the e1ection, they shall file with the Secretary a certificate under their hands, certifying the result thereof and names of the directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.5 Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. All proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.6 Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A


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majority of the votes cast shall  decide every  question or matter  submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

                                   Article II

                                    Directors

     Section 2.1 Board or Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business affairs of the Company. Except as expressly limited by law, all corporate powers of the Company shall be vested in and may be exercised by said Board.

     Section 2.2 Number. The Board shall consist of the number of directors specified in the Articles of Incorporation or fixed by the Board from time to time in accordance with the Articles of Incorporation.

     Section 2.3 Annual Organization Meeting. The Secretary, upon receiving the certificate of the judges of election of the result of any election of directors, shall notify the directors-elect of their election and of the date, time and place at which they are required to meet for the purpose of organizing the new Board and electing and appointing officers of the Company for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.4 Regular Meetings. The Regular Meetings of the Board of Directors shall be held, without notice, at such time and place as shall from time to time be determined by the Board of Directors.

     Section 2.5 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President of the Company, or at the request of two or more directors. Each member of the Board shall be given notice stating time and place, by telephone, telegram, letter or in person, of each such special meeting. Except as may otherwise be required by law or the Articles of Incorporation, or by these By-Laws, neither the business to be transacted at nor the purpose of any special meeting need be specified in a notice or waiver of notice.

     Section 2.6 Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law or the Articles of Incorporation; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned without further notice.

     Section 2.7 Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors to preside at their meetings and to perform such other duties as the Board may from time to time assign to him or these By-Laws may provide.

                                   Article III

                             Committees of the Board

     Section 3.1 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate from among its members one or more committees which shall have and may exercise the authority of the Board of Directors to the extent provided in such resolution and subject to the limitations imposed by applicable law, the Articles of Incorporation or these By-Laws.

                                   Article IV

                                    Officers

     Section 4.1 Officers. The officers of the Company shall be elected by the Directors and shall consist of a President, Secretary and Treasurer. The Board of Directors may also choose a Chairman of. the Board, additional Vice Presidents and one or more assistant secretaries and assistant treasurers. Any two or more offices may be held


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by the same person.  The Directors shall designate the officers who shall be the
Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and Principal Accounting Officer of the Company and the respective responsibilities of such officers.

     Section 4.2 President. The Board of Directors shall appoint one of its members to be President of the Company. In the absence of the Chairman, the President shall preside at any meeting of the shareholders and of the Board. The President shall have general executive powers and duties pertaining by law, regulation, or practice, to the Office of President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

     Section 4.3 Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors or the President.

     Section 4.4 Secretary. The Secretary shall attend all meetings of the Board of Directors and stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for committees of the Board of Directors when required to do so. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Company; shall provide for the keeping of proper records of all transactions of the Company; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time by the Board of Directors or the President.

     Section 4.5 Assistant Secretaries. Each Assistant Secretary shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     Section 4.6 Treasurer. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositories as are designated by the Board of Directors. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President or to the Board of Directors upon request an account of all transactions as Treasurer and of the financial condition of the Company, and shall perform such other duties as may be assigned from time to time by the Board of Directors or the President.

     Section 4.7 Assistant Treasurers. Each Assistant Treasurer shall have only such powers and perform only such duties as the Board of Directors may from time to time prescribe or as the President may from time to time designate.

     Section 4.8 Compensation. The compensation for all officers of the Company shall be fixed from time to time by the Board of Directors of the Company in its sole discretion.

     Section 4.9 Removal and Vacancies. Each officer of the Company shall hold office at the pleasure of the Board of Directors or until his death or resignation. Any officer appointed by the Board of Directors may be removed either for or without cause by a majority of the whole Board, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the Board of' Directors may fill such vacancy in its sole discretion.

                                    Article V

                          Stock and Stock Certificates

     Section 5.1 Transfers. Shares of capital stock shall be transferable on the books of the Company only by the registered holder thereof or his duly authorized attorney, and a transfer book shall be kept in which all transfers of stock shall be recorded. The Board of Directors may designate an agent to act as transfer agent of the Company for purposes of maintaining records of stock transfers, issuing stock certificates resulting therefrom and other similar or customary actions taken by a transfer agent.


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     Section  5.2  Stock  Certificates.  Certificates  of stock  shall  bear the signature of the President (which may be engraved, printed or impressed), and shall be signed manually or in facsimile by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as the Authorized Officer, and the seal of the Company shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Company properly endorsed.

                                   Artic1e VI

                                      Seal

     Section 6.1 Seal. The Board of Directors may, but is not required, to adopt a form of seal for the Company. The President, the Secretary or any Assistant Secretary, or other officer thereunto designated by the Board of Directors shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the form adopted by the Board of Directors from time to time as the seal of the Company.

                                   Artic1e VII

                            Miscellaneous Provisions

     Section 7.1 Fiscal Year. The Fiscal Year of the Company shall be the calendar year.

     Section 7.2 Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies, and other documents may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Company by the Chairman of the Board, or the President or any Vice President, or the Secretary, or, if in connection with the exercise of the powers of the Company, by any of said officers. Any such instruments may also be executed, acknowledged, verified, delivered or accepted in behalf of the Company in such other manner and by such other officers as the Board of Directors may from time to time direct. The provisions of this Section 7.2 are supplementary to any other provisions of these Bylaws.

     Section 7.3 Indemnification. The Company shall indemnify its directors, officers and agents to the fullest extent permitted under the laws of the State of Florida.

     Section 7.4 Headings. The headings contained herein are for convenience of reference only and shall not be construed to affect or modify the content of the paragraph or section to which they relate.

                                  CERTIFICATION

THE UNDERSIGNED, BEING THE DULY CONSTITUTED SECRETARY OF INDIAN RIVER BANKING COMPANY (THE "COMPANY"), DO HEREBY CERTIFY THAT ATTACHED HERETO IS A TRUE, CORRECT AND COMPLETE COPY OF THE BY-LAWS OF THE COMPANY AS ADOPTED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Dated: January ___________, 1989                        ________________________
                                                                Secretary


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